UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2019, Appliance Recycling Centers of America, Inc. (the “Company”) filed a Certificate of Change with the Office of the Secretary of State of the State of Nevada in order to effectuate a one-for-five (1:5) reverse stock split (the “Reverse Stock Split”) and a contemporaneous one-for-five (1:5) reduction in the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 50,000,000 to 10,000,000 shares in accordance with the procedures authorized by the Nevada Revised Statutes Sections 78.207 and 78.209. The number of authorized shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), is not affected by the Reverse Stock Split and is remaining at 2,000,000. The Company’s board of directors approved this corporate action by unanimous written consent on April 16, 2019. The Reverse Stock Split is expected to increase the per share trading price of the Company’s Common Stock in an effort to regain compliance with the Nasdaq Listing Rules. The Reverse Stock Split did not require stockholder approval.

As a result of the Reverse Stock Split, stockholders of record as of April 17, 2019 will receive one share for every five shares of Common Stock then held. The par value and other terms of the Company’s Common Stock will not be affected by the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split for any holder will be rounded up to the next whole share. No fractional shares will be issued in connection with the Reverse Stock Split.

Except as set forth in the next sentence, the terms of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) are not affected by the Reverse Stock Split. As a result of the Reverse Stock Split, the conversion ratio of the Series A Preferred Stock shall be modified from the current ratio of 1:100 to a post-Reverse Stock Split ratio of 1:20, which the Company’s Board of Directors has determined, in good faith, to be equitable in the current circumstances.

The Reverse Stock Split is intended to be effective as of 5:00 p.m., Pacific Time, on April 19, 2019. The Company anticipates that the Reverse Stock Split will be effective for trading purposes at the market opening on April 22, 2019, at which time the Company’s Common Stock will begin trading on The NASDAQ Capital Market on a split-adjusted basis. The Company’s Common Stock will continue to trade under the symbol “ARCI.” The new CUSIP number for the Common Stock post-Reverse Stock Split will be 03814F403. The CUSIP number for the Series A Preferred Stock is not changing and remains 03814F304. The Series A Preferred Stock is not listed on any exchange nor quoted in the Over-The-Counter markets. Stockholders are not required to take any action to affect the exchange of their shares of Common Stock.

A copy of the Certificate of Change is attached as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the press release announcing the Reverse Stock Split is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to maintain its listing on the Nasdaq Capital Market. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with the general economic conditions, competition in the retain and recycling industries, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Other risks may be detailed from time to time in reports to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 3.1	Certificate of Change, as filed with the Office of the Secretary of State of the State of Nevada of the State of Nevada
Exhibit 99.1	Press Release dated April 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: April 22, 2019	/s/ Tony Isaac
Tony Isaac Chief Executive Officer

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